Exhibit 23


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63673, 33-58686 and 33-53159) and in the
Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305 and 33-50813) of Gannett
Co., Inc. of our report dated February 6, 1996 appearing on page 45 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 8 of this Form 10-K.


/s/Price Waterhouse LLP
--------------------------------
PRICE WATERHOUSE LLP


Washington, D.C.
March 29, 1996